UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 17, 2016, the Company’s shareholders voted on three proposals, set forth below, at the 2016 Annual Meeting of Shareholders (the “Meeting”). Of the 11,001,553 shares of common stock outstanding as of March 23, 2016, the record date, 10,679,908 shares were represented at the Meeting (in person or by proxy), constituting 97.08% of the outstanding shares entitled to vote. At the Meeting, the shareholders approved all of the director nominees and each of the proposals presented. The final results of voting on each of the proposals are as follows:
Proposal 1.    Election of nine directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Victor T. Adamo	10,468,291	38,414	173,203
Angela Brock-Kyle	10,465,211	41,494	173,203
Teresa A. Canida	10,466,797	39,908	173,203
James R. Gober	10,278,394	228,311	173,203
Harold E. Layman	10,463,600	43,105	173,203
E. Robert Meaney	10,468,091	38,614	173,203
William Stancil Starnes	10,143,691	363,014	173,203
James L. Weidner	10,468,091	38,614	173,203
Samuel J. Weinhoff	10,465,095	41,610	173,203

Proposal 2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,656,967	22,303	638	0

Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,491,909	14,261	535	173,203

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY
            CORPORATION

BY:/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Assistant Secretary

May 19, 2016